Consent of Independent Registered Public Accounting Firm

The Boards of Directors/Trustees and Shareholders

Legg Mason Partners Income Funds

(formerly Smith Barney Income Funds)

and

Legg Mason Partners Investment Funds, Inc.

(formerly Smith Barney Investment Funds, Inc.)

and

Salomon Brothers Series Funds Inc

We consent to the use of our reports for each of the funds listed below, incorporated herein by reference as of each of the respective dates listed below, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Legg Mason Partners Income Funds (Legg Mason Partners Capital and Income Fund, formerly Smith Barney Capital and Income Fund) (December 31, 2005)	February 22, 2006

Legg Mason Partners Income Funds (Legg Mason Partners Dividend and Income Fund, formerly Smith Barney Dividend and Income Fund) (July 31, 2005)	September 23, 2005

Legg Mason Partners Investment Funds, Inc.

(Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value, formerly Smith Barney Multiple Discipline Funds Balanced All Cap Growth and Value)

(April 30, 2005)

June 24, 2005

Salomon Brothers Series Funds Inc (Salomon Brothers Balanced Fund) (December 31, 2005)	February 22, 2006

KPMG LLP

New York, New York

July 19, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Income Funds

(formerly Smith Barney Income Funds)

We consent to the use of our report, incorporated herein by reference, dated September 23, 2005, for the Legg Mason Partners High Income Fund (formerly Smith Barney High Income Fund) of Legg Mason Partners Income Funds as of July 31, 2005, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

KPMG LLP

New York, New York

July 19, 2006